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                                                                    EXHIBIT 10.7

            THIRD AMENDMENT TO ACCOUNTS RECEIVABLE CREDIT AGREEMENT

     This Third Amendment to Accounts Receivable Credit Agreement (the "Amendment") is made and entered into this 1st day of August, 1997, by and between SANWA BANK CALIFORNIA (the "Bank") and ATG, Inc. the "Borrower") with respect to the following.

     This Third Amendment shall be deemed to be part of and subject to that certain Accounts Receivable Credit Agreement dated as of April 19, 1996, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined herein, all terms and used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.

NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

     Check and complete as applicable:

     1. Revised Repayment of Principal. The date contained in Section 202D of the Agreement, which is currently August 31, 1997 under the Second Amendment, shall be modified and amended to June 30, 1998.

     2. Modification of Interest Rate. Commencing on August 31, 1997, the rate of interest provided for in Section 2.02B of the Agreement shall be modified to be the Reference Rate plus 0.50% per annum.

     3. Extension of Expiration Date. The Expiration Date provided for in
Section 202H of the Agreement shall be extended to June 30, 1998.

     4. Release of Guarantor. Bank hereby releases Allied Ecology Services, Inc. from its guaranty.

     5. Loan Fee. Borrower will pay a loan extension and facility fee in the amount of $6,000.00.

     6. Financial Covenant. Borrower will maintain a minimum effective tangible net worth of $12,250,000.00.

     7. Loans to Third Parties. Borrower will not make any loans to third parties in excess of $500,000 plus accrued interest.

     8. Confirmation of Other Terms and Conditions of the Agreement. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement and the Security Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.
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     IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                   BORROWER

SANWA BANK CALIFORNIA                   ATG INC.

By:_________________________________    By:____________________________________
   Craig Fendel, VP and Manager             Doreen Chiu, President
                        (Name/Title)                               (Name/Title)